UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 13, 2009
Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

701 First Avenue
Sunnyvale, California	94089

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 349-3300
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Exhibit 10.1
Exhibit 99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Directors or Certain Officers
     On January 13, 2009, Jerry Yang stepped down as Chief Executive Officer of Yahoo! Inc. (the “Company”). Mr. Yang returned to his former role as Chief Yahoo and continues to serve on the Company’s Board of Directors (the “Board”).
     The Company also announced, on January 13, 2009, that Sue Decker, the President of the Company, has informed the Board that she will resign after remaining for a transition period.
Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On January 13, 2009, the Board appointed Carol Bartz, 60, to serve as Chief Executive Officer of the Company (“CEO”). The Board also increased the size of the Board from 11 to 12 members and appointed Bartz as a director.
     Bartz served most recently as executive chairman of the board of directors of Autodesk, Inc. She was chairman, president and chief executive officer of Autodesk for 14 years prior to becoming executive chairman in May 2006. Prior to joining Autodesk, Bartz held management positions at Sun Microsystems, Digital Equipment Corporation and 3M Corporation. Bartz also currently serves on the board of directors of Cisco Systems, Intel Corporation and NetApp, Inc. She holds a bachelors degree in computer science from the University of Wisconsin.
     On January 13, 2009, the Company entered into an employment agreement (the “Agreement”) with Bartz to serve as CEO, effective immediately. The Agreement provides for an initial term of four years (the “Term”) which may be extended by mutual agreement thereafter.
     The Agreement provides that Bartz will receive an annual base salary of $1,000,000, subject to annual review for increases, and will be eligible to receive an annual bonus with a target amount of 200% of base salary and a maximum amount of two times the target amount. The actual amount of the annual bonus will be determined by the Compensation Committee of the Board (the “Compensation Committee”) based upon both the Company’s and Bartz’s performance for the relevant year.
     In addition, Bartz will receive stock options (the “Inducement Options”) for 5,000,000 shares of the Company’s common stock (“Common Stock”), with a per share exercise price equal to the closing price of the Common Stock on the grant date (expected to be January 30, 2009) and a maximum term of seven years. Vesting of the option will be dependent upon the attainment of average closing prices for the Common Stock for twenty consecutive trading days prior to January 1, 2013 (or, if a Change in Control occurs prior to January 1, 2013 or after that date if it is pursuant to an agreement signed before that date, the price immediately preceding the closing of the Change in Control) as follows: (i) 1/3 (1,666,667 shares) will vest at 150% of the exercise price; (ii) 1/6 (833,333 shares) will vest at 175% of the exercise price; (iii) 1/6 (833,334 shares) will vest at 200% of the exercise price; (iv) 1/12 (416,666 shares) will vest at 225% of the exercise price; (v) 1/12 (416,666 shares) will vest at 250% of the exercise price; and (vi) 1/6 (833,334 shares) will vest at 300% of the exercise price (the “Vesting Levels”). Any shares acquired upon exercise of the Inducement Options must be held until January 1, 2013, except in the event of death or a Change in Control.
     Bartz will also be granted annual equity grants at the time grants are generally made to senior executives as determined by the Compensation Committee. She will receive an annual grant for 2009 with a value of approximately $8,000,000 which is expected to be granted in February 2009.
     Bartz will be eligible to participate in the benefit programs generally available to senior executives of the Company, including health insurance, life and disability insurance, the Employee Stock Purchase Plan, 401(k) plan, and a Flexible Spending Plan. She will be entitled to four weeks of vacation per year. The Company will also pay or reimburse her for reasonable expenses incurred in connection with her employment, including up to $150,000 for advisory fees incurred in connection with entering into the Agreement.
     In addition, to compensate Bartz for the forfeiture of the value of equity grants and post-employment medical coverage from her previous employer, the Agreement provides for an equity grant with a grant-date value of $10,000,000, payable 25% in cash and 75% in restricted stock, which will vest and be settled in equal and proportionate quarterly installments in 2009 (the “Make-Up Grant”). The Make-Up Grant will be subject to certain clawback provisions in the event of a termination for Cause or without Good Reason during the Term. The Company will also provide post employment medical coverage under its plans to Bartz, her spouse and eligible dependants as necessary, with Bartz paying the full premiums.
     Under the Agreement, either party may terminate Bartz’s employment at any time. On any termination, other than a termination for Cause or without Good Reason, she will receive: (a) Accrued Amounts, (b) full vesting of the Make-Up Grant and cessation of clawback rights, (c) vesting of a pro-rata portion of the Inducement Options based on achievement of the Vesting Levels and a service fraction with a numerator equal to actual service plus 12 months and a denominator of 48 months, (d) a pro-rated bonus for the year of termination, (e) treatment of other grants during the Term, including annual grants, in accordance with their terms but with a minimum pro-rata vesting based on service during the vesting period (plus credit for an additional 12 months of service with respect to the 2009 annual grant), (f) options will be exercisable for 12 months after termination and those vesting in the last 90 days of such year, or thereafter as a result of performance achievements, will be exercisable for 90 days after the vesting date, and (g) post-employment access to the Company’s medical plan as described above. Upon termination without Cause or for Good Reason (other than in a Change in Control situation), Bartz will also receive a lump sum equal to one times her base salary and target bonus. Upon a termination of employment by the Company for Cause or by Bartz without Good Reason during the Term, she will be entitled only to Accrued Amounts, the standard treatment of equity grants in accordance with the Company’s stock plan, and post-employment access to the Company’s medical plan.

     If the termination of employment is after the Term and other than for Cause, Bartz will receive Accrued Amounts, the same termination treatment as provided for termination during the Term for equity grants made during the Term, equity vesting per grant terms for any grants made after the Term, and post-employment access to the Company’s medical plan.
     Upon termination by the Company without Cause or by Bartz for Good Reason at or within two years after a Change in Control (whether such termination is before or after the four years if the Change in Control occurs during the Term or an agreement for a Change in Control is signed before and closes after the Term, as well as between the signing of the agreement for a Change in Control and the Change in Control), she will receive the same payments, benefits and treatment as a termination without Cause or for Good Reason in the absence of a Change in Control, except that: (a) the lump sum payment will be equal to two times base salary and target bonus, and (b) the 2009 annual grants will fully vest (with performance based grants vesting on the basis of actual performance for past periods and at target for future periods). This treatment will only apply for a termination without Cause or for Good Reason.
     Receipt of any amounts upon termination of employment beyond the Accrued Amounts and other standard benefits upon termination of employment will require Bartz to execute a release in the form attached to the Agreement.
     On a Change in Control, if outstanding equity awards granted during the Term are continued, assumed or substituted by acquiror: (a) performance targets that have not expired will continue (subject to deal exchange adjustments on target price) and (b) equity awards granted during the Term will be treated in the same manner as grants to other senior executives made at the same time and in the same form, subject to certain protection for termination without Cause or for Good Reason, provided that the Inducement Grant will not have any accelerated vesting even if other grants are so treated or so covered. If outstanding equity awards are not continued, assumed or substituted, then (a) the Inducement Award will become vested or forfeited based on the Change in Control price, (b) the Make-Up Grant will fully vest and cease to be subject to clawback, and (c) other equity awards granted during the Term will be treated in the same manner as grants to other senior executives made at the same time and in the same form, subject to certain protection for termination without Cause or for Good Reason.
     Bartz is not entitled to any tax gross-ups in the event of a Change in Control, but may voluntarily forfeit certain benefits if it would result in her receiving a higher after-tax amount.
     The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. Capitalized terms used herein without definition have the meanings given such terms in the Agreement.
     Bartz is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.
     On January 13, 2009, the Company issued a press release announcing Bartz’s appointment as CEO and a director and other matters.
     A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

10.1	Employment Agreement Letter dated January 13, 2009.

99.1	Yahoo! Inc. Press Release dated January 13, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)
By:	/s/ Michael J. Callahan
	Name:	Michael J. Callahan
	Title:	Executive Vice President, General Counsel and Secretary

Date: January 15, 2009

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Employment Agreement Letter dated January 13, 2009.

99.1	Yahoo! Inc. Press Release dated January 13, 2009.